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                                                       Exhibit No. 10(d)(3)

        Amendments to the ICF Kaiser International, Inc. Retirement Plan

 . The procedure for voting ICF Kaiser stock held under the Plan is clarified to provide that (a) the Committee will instruct the Trustee how to vote ICF Kaiser stock that is not subject to the participant's investment election, and (b) the participant may instruct the Trustee how to vote shares allocated to the participant's account that are subject to his investment election and, if no instructions are received, the Committee will direct the Trustee how to vote the uninstructed shares.

 .  The Plan Year is changed to the calendar year.
 .  The Trustee is changed to Vanguard Fiduciary Trust Company.

   NOW, THEREFORE, BE IT RESOLVED that the Plans be and hereby are amended, as follows, effective as of March 1, 1995, except as otherwise provided herein:

1. Sections 1.2 and 1.36 are amended by substituting "December" for "February", and by adding at the end of Section 1.36:

There shall be a short Plan Year beginning March 1, 1995 and ending December 31, 1995.

2.    A new Section 1.38 is added, effective December 12, 1994, and Sections
1.38 through 1.49 are renumbered accordingly, to provide:

1.38 "Qualified Military Service" shall mean qualified military service as defined in (S) 414(u) of the Code.

3. Section 1.48 is amended, effective August 31, 1995, by substituting "Vanguard Fiduciary Trust Company" for "U.S. Trust Company of California, N.A."

4. Section 1.49 is deleted in its entirety, and the following language is substituted therefor, effective August 31, 1995:

1.49 "Valuation Date" shall mean the most current date with respect to which the Trustee determines the fair value of the assets comprising the Trust or any portion thereof, in accordance with the Trustee's procedures, as they may be amended from time to time, provided, however, that a Valuation Date shall occur at least once per Plan Year. Under current procedures, a Valuation Date generally occurs on each business day of the Trustee.

5. Section 2.1 is amended by adding the following sentence at the end thereof:

For purposes of the Plan Year beginning March 1, 1995 and ending on December 31, 1995, the 1,000 Hours of Service requirement shall be satisfied by completion of 648 Hours of Service.

6. A new Section 2.7 is added, effective December 12, 1994, to provide as follows:

2.7   Qualified Military Service.  Notwithstanding any provision of this Plan to
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the contrary, contributions, benefits and service credit with respect to
Qualified Military Service will be provided in accordance with (S) 414(u) of the Code.

7. Section 3.6 is amended by adding the following language at the end thereof:

For purposes of the Plan Year beginning March 1, 1995 and ending on December 31, 1995, a Participant shall be credited with a Year of Service if his Period of Service includes December 31, 1995.

8. Section 4.1 is amended by deleting the last sentence thereof and substituting the following language therefor:
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When a contribution is made in a form other than cash, until such contribution is reduced to cash, a Participant's Account shall contain an allocable share of such contribution, provided that an allocation of Company Stock shall be in whole shares, with the value of any fractional shares to be allocated in cash. For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, a Participant shall satisfy the 1,000 Hours of Service requirement if he has completed 648 Hours of Service.

9.   Section 4.4 is amended by adding the following language at the end thereof:

For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, the limits under (S) 415 shall be pro-rated as required under the applicable regulations.

10. Section 6.1 is deleted in its entirety and the following language is substituted therefor:

Participants may direct the investment of assets in their Account in specific investments that have been approved by the Committee, in accordance with procedures provided by the Trustee and authorized by the Committee, except for assets that have been contributed in a form other than cash, and have not been reduced to cash. Participants' Accounts shall be invested as directed by each Participant in Directed Investment Sub-Accounts, which shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as appreciation or depreciation in market value during each Plan Year attributable to such Sub-Accounts. Such amounts shall not be considered in determining Trust gains or losses, apart from such Sub-Accounts.

11. Section 6.2 is amended by deleting the first sentence thereof and substituting the following language therefor:

A Participant may notify the Committee in writing on such form and in such manner as determined by the Committee that he elects to have that portion of his Account available for investment direction invested in whole shares of the stock of the Company, to be held under the Plan in the ICF Stock Fund, and the Committee shall direct the Trustee to invest such portion accordingly at such time and on such terms as the Committee may determine.

12. Section 7.1 is amended by deleting the phrase "including fractional shares" and by adding the following language at the end thereof:

For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, a Participant who has completed 648 Hours of Service shall satisfy the 1,000 Hours of Service requirement.

13.  Section 7.2 is amended by adding the following language at the end thereof:

Notwithstanding any other provision of the Plan, the Trustee may credit the contribution for a Plan Year as of the date such contribution is actually received by the Trustee, subject to any required approval by the Internal Revenue Service.

14. Section 7.6(b) is amended, effective August 31, 1995, by deleting the phrase "allocated to his Account for" and substituting therefor "contributed to his Account during".

15. Section 8.4(a) is amended by deleting the second sentence thereof and substituting the following language therefor, to be effective August 31, 1995:

The Vested portion of a Participant's Account shall be computed as soon as practicable after receipt of authorized distribution instructions, as of the applicable Valuation Date under the Trustee's procedures, as they may be amended from time to time.

16. Section 8.10(c) is amended by adding the following language at the end thereof:
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The Committee may delegate to the Trustee the function of approval of loans, in accordance with the terms of the Plan.

17. Section 8.10(d) is amended by adding the following language to the end thereof:

To the extent allowable by law, loans shall not be granted to any Participant or his Beneficiary that provide for a repayment period extending beyond such Participant's Normal Retirement Date. Loan repayments will be suspended under the Plan as permitted under (S) 414(u)(4).

18. Section 9.7 is deleted in its entirety and the following language is substituted therefor:

(a)  Company Stock Not Allocated to a Participant's Directed Investment Sub-
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     Account.  With respect to Company Stock that is not allocated to a
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     Participant's Directed Investment Sub-Account, the Committee, in its sole discretion, shall direct the Trustee how to exercise all shareholder rights, including, but not limited to, voting and the acceptance or rejection of a tender offer, and the Trustee shall vote such shares in accordance with the directions of the Committee.

(b)  Company Stock Allocated to a Participant's Directed  Investment Sub-
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     Account.  A Participant (or Beneficiary) shall have the right to direct the
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     Trustee to take or refrain from taking any shareholder action, including but not limited to, voting and the acceptance or rejection of a tender offer, with respect to the shares of Company Stock allocated to the Participant's Directed Investment Sub-Account. In the absence of receipt of written direction from the Participant within 3 business days prior to the exercise of such shareholder rights, the Committee, in its sole discretion, shall direct the Trustee how to exercise such shareholder rights and the Trustee shall exercise such shareholder rights in accordance with the directions of the Committee. The Committee shall notify the Participants in writing of each occasion for the exercise of voting rights as soon as practicable, and generally not less than 30 days, before such rights are to be exercised. Such notification shall include all the information that the Corporation distributes to shareholders regarding the exercise of such rights.